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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 33-54475) and related Prospectus of Columbia/HCA Healthcare Corporation for the registration of its common stock to be issued pursuant to the merger with Medical Care America, Inc. and to the incorporation by reference therein of our report dated July 5, 1994, with respect to the consolidated financial statements and schedules of Columbia/HCA Healthcare Corporation included in its Annual Report (Form 10-K/A-
1) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.


                                                   Ernst & Young

Louisville, Kentucky
July 28, 1994